Exhibit 6.46

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT” ) DATED AS OF FEBRUARY 27, 2026, BY AND AMONG HOME DECOR BRANDS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ABL OPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

16% SECURED CONVERTIBLE NOTE

US $4,000,000.00 (Four Million Dollars and 00/100)	February 27, 2026

FOR VALUE RECEIVED, Coyuchi, Inc., a California corporation (the “Company”), hereby unconditionally promises to pay Home Decor Brands, LLC, a Delaware limited liability company (the “Holder”), or its assigns, the aggregate principal sum of Four Million Dollars and 00/100 ($4,000,000.00), together with interest on the unpaid principal balance of this Convertible Note (this “Note”) at a rate equal to sixteen percent (16%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum (the “Interest Rate”). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until the earlier of the date the Note is converted or June 30, 2028. Except as expressly provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in, as applicable, the Purchase Agreement or the Dividend and Debt Financing Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Amended Charter” means the Sixth Amended and Restated Articles of Incorporation of Coyuchi, Inc. in the form attached hereto as, as applicable, Exhibit 1-A, in the event that, upon conversion of this Note, the Series E Preferred Shares issued to Holder as a result thereof constitutes fifty percent (50%) or less of the Fully Diluted Capitalization, or Exhibit 1-B, in the event that, upon conversion of this Note, the Series E Preferred Shares issued to Holder as a result thereof constitutes more than fifty percent (50%) of the Fully Diluted Capitalization.

“Assessment Date” means the earliest to occur of (i) receipt by Holder of audited Company financial statements for the period ended December 31, 2026 or (ii) receipt by Holder of a Company quality of earnings report from a financial firm mutually agreed upon by Holder and the Company.

“Conversion Date” means the date that this Note will convert into Series E Preferred Shares in accordance with the terms of Section 4 herein below.

“Conversion Notice” means a written notice (with e-mail acceptable) delivered to the Company by the Holder (i) notifying the Company of the Holder’s election to convert this Note in accordance with the terms of Section 4 herein below, and (ii) setting forth the Conversion Date, which Conversion Date cannot be before the Notice Date. The Conversion Notice may be delivered at any time on or prior to 60 days following the Assessment Date, unless the Company exercises its First Deferral Right, in which case a subsequent Conversion Notice may be delivered at any time on or prior to 60 days from receipt by Holder of Company financial statements for the period ended June 30, 2027, or the Company exercises its Second Deferral Right, in which case a subsequent Conversion Notice may be delivered at any time on or prior to 60 days from receipt by Holder of Company financial statements for the period ended December 31, 2027 (such delivery date, the “Notice Date”). If the Holder fails to deliver a Conversion Notice by the applicable Notice Date, its right to convert this Note into Series E Preferred Shares in accordance with Section 4 hereinbelow shall terminate, be null and void ab initio and be of no further force and effect.

“Deferral Notice” means a written notice (with e-mail acceptable) delivered to the Holder by the Company notifying the Holder of the Company’s election to invalidate any initially delivered Conversion Notice and defer the conversion of this Note pursuant to the First Deferral Right or pursuant to the Second Deferral Right, in each case in accordance with the terms of Section 4(c)(ii) herein below.

“Dividend and Debt Financing Agreement” means the Dividend Payment and Debt Financing Agreement, dated as of the date hereof, by and among the Company, the Holder and the stockholders of the Company party thereto.

“Date of Issuance” means the date of issuance of this Note.

“Extraordinary Event” means, (i) the reorganization, consolidation or merger of the Company in which the holders of the Company’s outstanding voting securities pre-closing of that event do not retain voting securities representing a majority of the voting power of the surviving entity, (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Company or (iii) the sale of equity in one transaction or a series of related transactions by the existing holders of capital stock of the Company the result of which is that more than fifty percent (50%) of the Company’s outstanding voting securities immediately following such transaction are owned by persons or entities who were not equity holders of the Company immediately prior to any such transaction.

“Fully-Diluted Capitalization” means the aggregate number of issued and outstanding shares or other securities of the Company (including any and all Shares and preferred equity of the Company), assuming conversion or exercise of all outstanding options, warrants, and convertible securities, including any outstanding convertible instruments, SAFEs or KISSEs, but excluding this Note and any Incentive Shares.

“Investment” means, for any Person, (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Maturity Date” means the first day following the deadline for delivery of the Deferral Notice relating to the First Deferral Right; provided, that if the Company exercises the First Deferral Right, then the Maturity Date shall automatically be extended to the first day following the deadline for delivery of the Deferral Notice relating to the Second Deferral Right, and if the Company exercises the Second Deferral Right, then the Maturity Date shall automatically be extended to sixty (60) days from the earlier to occur of (i) the Company’s delivery to Holder of the Company’s December 31, 2027 financial statements and (ii) receipt by Holder of a Company quality of earnings report from a financial firm mutually agreed upon by Holder and the Company (such extended Maturity Date, the “Extended Maturity Date”).

“Outstanding Balance” means all outstanding principal under this Note and any accrued and unpaid interest due thereon.

“Permitted Debt” means:

(a) Debt of the Company in favor of the Holder arising under this Agreement or any other Transaction Document;

(b) Debt existing on the Closing Date and disclosed in the Disclosure Schedule;

(c) Debt secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Debt does not exceed the lesser of the cost or fair market value of the equipment financed with such Debt as of the date such Debt was incurred and (ii) such Debt does not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any given time;

(d) Debt consisting of unsecured Debt to trade creditors incurred in the ordinary course of business;

(e) contingent obligations with respect to bank guarantees, workers’ compensation claims, employee benefits or property, casualty or liability insurance but excluding obligations for the payment of borrowed money;

(f) Debt of the Company arising from (1) customary cash management services, netting arrangements, overdraft protection and automated clearing house transfers, (2) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, and (3) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(g) unsecured Debt arising in the ordinary course of business in connection with commercial credit card, merchant card or procurement card services in an amount not to exceed $1,000,000.00 at any time outstanding;

(h) Debt consisting of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(i) Debt consisting of income taxes not yet due and payable.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Disclosure Schedule;

(b) Investments consisting of repurchases of equity interests up to a limit of $200,000 in aggregate;

(c) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(d) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by the Holder.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed to the Holder;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

(c) Liens (i) upon or in any equipment which was financed or acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d) leases or subleases of real property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Holder a security interest therein;

(e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(f) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement; and

(g) statutory Liens of landlords, liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, bailees, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (1) for amounts not yet overdue or (2) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Agreement” means the Note Purchase and Security Agreement, dated as of the date hereof, as such agreement may be amended from time to time, by and among the Company and the Holder, pursuant to which the Company issued and sold this Note.

“Series E Preferred Shares” means shares of the Company’s Series E Preferred Stock, as defined in the Amended Charter.

“Shares” means, collectively, shares of the Company’s Common Stock and Preferred Stock, in each case as defined in the Company’s Articles of Incorporation.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors, members or managers, as applicable, or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2. Transfer. This Note is transferable and assignable by the Holder only to Persons approved (in writing) by the Company, provided, however, no approval shall be required in connection with any transfer or assignment of this Note to an Affiliate of the Holder in compliance with applicable securities laws. Upon such approval, the Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. Payment of Principal and Interest; Prepayment.

(a) Interest on this Note shall accrue from the date hereof and shall continue to accrue until June 30, 2028 unless earlier converted pursuant to Section 4 hereof.

(b) The Company shall not prepay all or any portion of the principal amount or accrued but unpaid interest on this Note without the prior written consent of the Holder.

4. Conversion.

(a) This Note shall be convertible only: (i) if the Holder is an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Act) at the time of an Extraordinary Event or at the time of a conversion pursuant to Section 4(b), as applicable, or (ii) if Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any acquisition of the Series E Preferred Shares.

(b) The Outstanding Balance of this Note will be convertible into shares of the Company’s Series E Preferred Shares pursuant to the terms of this Section 4, based on the Conversion Ratio specified in, and as defined in, the Dividend and Debt Financing Agreement, and in accordance with all other applicable provisions contained in the Dividend Payment and Debt Financing Agreement.

(c) Optional Conversion.

(i) Maturity Date Conversion. In the event that an Extraordinary Event has not occurred on or prior to the Maturity Date, and subject to the Deferral Rights (as defined below), the Holder may, at the Holder’s sole option and subject to the delivery by the Holder of a Conversion Notice to the Company on or prior to the Notice Date, convert the Outstanding Balance into Series E Preferred Shares at the applicable price per share specified in the Dividend and Debt Financing Agreement. If the Holder exercises its option in accordance with the first sentence of this Section 4(c)(i) and delivers a Conversion Notice to the Company on or prior to the Notice Date, the Outstanding Balance shall, on the Conversion Date, be automatically converted, in whole and not in part, without any further action on the part of the Company or the Holder, into Series E Preferred Shares at the applicable price per share specified in the Dividend and Debt Financing Agreement.

(ii) Deferral Right Conversion. In the event that (i) an Extraordinary Event has not occurred on or prior to the delivery of the Conversion Notice, (ii) the LTM EBITDA as of December 31, 2026, is less than $3,000,000, and (iii) the Holder, at the Holder’s sole option, has delivered a Conversion Notice prior to the initial Notice Date, then the Company may, at its sole option, deliver a Deferral Notice to the Holder no later than ten (10) days following delivery by the Holder of the initial Conversion Notice (such right, the “First Deferral Right”). In the event that (i) an Extraordinary Event has not occurred on or prior to the delivery of the Conversion Notice, (ii) the LTM EBITDA as of June 30, 2027, is less than $3,000,000, and (iii) the Holder, at the Holder’s sole option, has delivered a Conversion Notice prior to the initial Notice Date, then the Company may, at its sole option, deliver a Deferral Notice to the Holder no later than ten (10) days following delivery by the Holder of the initial Conversion Notice (such right, the “Second Deferral Right” and, together with the First Deferral Right, each a “Deferral Right”). At the time that the Company delivers a Deferral Notice, the initially delivered Conversion Notice shall be deemed null and void. If the Holder delivers a Conversion Notice to the Company on or prior to the Notice Date and the Company delivers a Deferral Notice, then and only if the Holder delivers a subsequent Conversion Notice, the Outstanding Balance shall be automatically converted on the Conversion Date contained in such subsequent Conversion Notice, in whole and not in part, without any further action on the part of the Company or the Holder, into Series E Preferred Shares at the price per share specified in the Dividend and Debt Financing Agreement.

(d) Mandatory Conversion. If not previously converted prior to the Extended Maturity Date pursuant to clause (c) above, then, on the Extended Maturity Date, the Outstanding Balance shall be automatically converted, in whole and not in part, without any further action on the part of the Company or the Holder, into Series E Preferred Shares at the applicable price per share specified in the Dividend and Debt Financing Agreement.

(e) Extraordinary Event. In the event that there is an Extraordinary Event, and this Note remains outstanding, the Holder shall automatically receive, in full consideration for the Outstanding Balance on this Note, proceeds (whether in cash or non-cash form) from such Extraordinary Event equaling the greater of (1) the Outstanding Balance at the time of such Extraordinary Event and (2) such amount as would have been payable to the Holder if this Note was converted into Series E Preferred Shares immediately prior to the closing of such Extraordinary Event at the applicable price per share specified in the Dividend and Debt Financing Agreement.

(f) Disputes. If, after receiving the Company’s calculation of LTM EBITDA for any purposes, the Holder disputes such calculation, the Company and the Holder shall have fifteen (15) days to negotiate in good faith to resolve any such objections to Company’s calculation of LTM EBITDA. If the Company and the Holder do not reach a final resolution within such fifteen (15) days, they shall submit any unresolved items (and no other items) to an independent regionally recognized accounting or valuation firm with experience in completing quality of earnings reports that is mutually agreed upon by the Company and the Holder (the “Valuation Firm”). Absent manifest error, the determination of the Valuation Firm shall be conclusive and binding upon the parties hereto. The fees and expenses of such Valuation Firm incurred in resolving the disputed matter shall be equitably apportioned by the Valuation Firm based on the extent to which the Company, on the one hand, or the Holder, on the other hand, is determined by the Valuation Firm to be the prevailing party in the resolution of such disputed matters.

5. Covenants.

(a) Affirmative Covenants. In furtherance of maintaining the security interest granted to Holder pursuant to the terms of the Purchase Agreement, the Company agrees to the following:

(i) Existence; Conduct of Business. The Company shall (i) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (ii) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted, except, in each case, to the extent failure to maintain such authority would not result in a Material Adverse Effect.

(ii) Security Interest; Properties. Subject at all times to the terms, provisions and limitations of that certain Subordination Agreement dated as of the date hereof among the Holder, the Senior Lenders (as defined therein) and ABL OPCO LLC as administrative agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), the Company shall promptly take any and all actions necessary to execute any definitive documentation and any UCC financing statements requested by the Holder, for obtaining the benefits of this Note, subject to the terms and conditions stated herein. The Company shall use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted. Subject at all times to the terms, provisions and limitations of the Subordination Agreement,the Company shall, if the the Holder so demands in writing at any time following the occurrence of an Event of Default, take any and all actions necessary so that (i) all proceeds of the Collateral shall be delivered to the Holder promptly upon their receipt in a form reasonably satisfactory to the Holder. Subject at all times to the terms, provisions and limitations of the Subordination Agreement, the Company shall, in order to enable the Holder to comply with the law of any jurisdiction, including state, federal and foreign, applicable to any security interest granted hereby or to the Collateral, execute and deliver upon request, in form acceptable to the Holder, any financing statement, notice, statement, instrument, document, agreement or other paper and/or to perform any act reasonably requested by the Holder which may be necessary to create, perfect, preserve, validate or otherwise protect such security interest or to enable the Holder, to exercise and enforce the Holder’s rights with respect to such security interest and promptly to pay any filing fees or other costs in connection with the filing or recordation of such financing statements or any other papers described above.

(iii) Collateral. Except for sales of inventory, and subject at all times to the terms, provisions and limitations of the Subordination Agreement, and except for the security interest granted in the Purchase Agreement, (i) the Company shall be the owner of the Collateral free from any right or claim of any other person or any Lien, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the the Holder; (ii) the Company shall not, and shall not attempt to, pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest or Lien in the Collateral in favor of any person other than the Holder; (iii) the Company will maintain and keep the Collateral in good order and repair in accordance with the applicable provisions of this Note and the other Transaction Documents and will not use or attempt to use or permit the use of the same in violation of law or any policy of insurance thereon and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; (iv) the Company will permit the Holder, or its designees, to inspect the Collateral at any time and from time to time (upon reasonable notice and at reasonable times); (v) the Company will pay promptly when due all material taxes now or hereafter imposed or assessed on the Company, and all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Note and the other Transaction Documents, in accordance with and subject to the exceptions, if any, set forth in the applicable provisions of this Note and the other Transaction Documents; (vi) the Company will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended; (vii) the Company will not, and will not attempt to, sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except as permitted under this Note or the other Transaction Documents, and (viii) the Company will use commercially reasonable efforts to obtain a landlord or bailee waiver, as applicable, for the location of its headquarters.

(iv) Compliance with Laws. The Company shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations, and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations reasonably necessary in connection with the conduct of the Company’s business.

(v) Notices. The Company will notify the Holder promptly, in reasonably detail of (i) the occurrence of any event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereby or (ii) any matieral litigation threatened in writing against the Company or the Collateral.

(vi) Use of Proceeds. The Company shall use the proceeds of this Note to (a) pay fees and expenses in connection with the Purchase Agreement and (b) for working capital and general corporate purposes.

(vii) Ranking. The Company shall to promptly take any and all actions, and shall execute any definitive documentation requested by the Holder, that is necessary or advisable to ensure that its obligations under this Note rank, and will continue to rank, senior to all other indebtedness of the Company other than as provided in the Subordination Agreement.

(b) Negative Covenants.

(i) Debt; Liens; Affiliated Transactions; Change in Business; Investments; Changes to Organizational Documents; Dispositions; Subsidiaries. The Company shall not directly or indirectly (i) create, incur, guarantee, issue, assume or in any manner become liable in respect of any Debt other than as evidenced by this Note and other than Permitted Debt; (ii) enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates, except for employment or consulting arrangements with directors, shareholders, members or managers, as applicable, entered into in the ordinary course of business on an arms-length basis comparable to the terms which would be negotiated with a non-Affiliated third party; (iii) engage in any business other than the business engaged in as of the date hereof and any business incidental or reasonably related thereto; (iv) make or own any Investment in any Person, including without limitation any joint venture, other than operating deposit accounts with banks and Permitted Investments; (v) amend its certificate of formation, operating agreement, limited liability company agreement, or other charter document in a manner that is materially adverse to the Holder; (vi) change its legal name, its principal place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number if it has one, change its type of organization or jurisdiction of organization on less than ten (10) days’ prior notice to the Holder; (vii) dispose of any assets, except for (a) inventory in the ordinary course of business or (b) used, obsolete, worn out, damaged, surplus, permanently retired, unmerchantable or otherwise unsalable equipment; or (viii) create any Subsidiaries or make any acquisition of an entity that constitutes a Subsidiary.

(c) Financial Reports. The Company shall furnish to the Holder the financial statements and reports listed hereinafter (the “Financial Statements”):

(i) as soon as practicable (and in any event, within thirty (30) days after the end of each month, unaudited interim and year-to-date consolidated financial statements as of the end of such month, including balance sheet and related statements of income and cash flows accompanied by a report comparing performance to the Approved Budget and Business Plan (as defined below) and to prior year and detailing any material contingencies (including the commencement of any material litigation by or against the Company) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by an officer of the Company to the effect that they have been prepared in accordance with GAAP in all material respects, except (i) for the absence of footnotes and (ii) that they are subject to normal year-end adjustments;

(ii) as soon as practicable (and in any event, within forty-five (45) days) after the end of each Fiscal Quarter, unaudited interim and year-to-date consolidated financial statements as of the end of such Fiscal Quarter, including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against the Company) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by an officer of the Company to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(iii) as soon as practicable (and in any event within one hundred eighty (180) days after the end of such fiscal year), audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, including an unqualified opinion of and certified by a firm of independent certified public accountants selected by the Company and acceptable to the Holder;

(iv) when approved, the Approved Budget and Business Plan, as well as operating plans and other financial information reasonably requested by the Holder;

(v) a copy of all management letters or the drafts of all management letters, if prepared by the Company’s independent certified public accountants within 30 days after receipt of the audited financial statements delivered pursuant to Section 5(c) hereof;

(vi) immediate notice of (i) the occurrence of any Event of Default or (ii) litigation that would reasonably be expected to have a Material Adverse Effect or any legal process affecting a material portion of the Collateral; and

(vii) any other information that the Holder may reasonably request.

(viii) Any and all financial or business projections provided by the Company to the Holder shall be (i) provided in good faith and based on the most current data and information available to the Company, (ii) prepared using reasonable assumptions and based on accounting policies consistent with historical reporting practices and (iii) the most current of such projections provided to the Company’s Board of Directors (it being understood that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and no assurances can be given that such projections will be realized, and although reflecting the Company’s good faith estimate, projections or forecasts based on methods and assumptions which the Company believed to be reasonable at the time such projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the projections may differ materially from projected or estimated results).

6. Holder Approval Rights. For purposes of this Section 6, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Articles of Incorporation of the Company (the “AOI”).

(a) So long as this Note remains outstanding, without the prior consent of the Company’s Board of Directors, which consent shall include at least one of the directors designated by the Holder pursuant to Section 7 herein below, the Company shall not, directly or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise:

(i) materially amend or modify the Company’s AOI or stock or option plan, provided that the Board of Directors of the Company may approve an amendment or modification of the AOI or such plan to create and issue new Shares or other equity securities or increase the authorized number of shares of Common Stock of the Company and such shares subject to such plan (“Incentive Shares”) and issue options for such Incentive Shares, so long as the number of Incentive Shares issued does not exceed ten (10%) percent of the Fully-Diluted Capitalization;

(ii) issue any Shares or any other equity security of the Company or any Subsidiary (other than the issuance of Incentive Shares in accordance with the appliccable provisions contained herein);

(iii) enter into any material financing transaction, unless reasonably determined by the Board of Directors to be necessary for the Company to remain solvent;

(iv) declare or pay any dividends;

(v) purchase or redeem any Shares (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Shares in accordance with the liquidation provisions of the AOI);

(vi) enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) of any kind whatsoever with, or for the benefit of, an Affiliate of the Company (excluding the issuance of Incentive Shares to any employee, consultant or director) unless such transaction or series of transactions is on terms at least as favorable to the Company as could be obtained in a transaction with a third party that is not affiliated with the Company; provided, however, that the prior written consent of the Holder shall not be required for expense reimbursement and the like paid in the ordinary course of business;

(vii) effect any Extraordinary Event, effect a Liquidation or otherwise liquidate, dissolve, effect a recapitalization or reorganization in any form of transaction, commence a voluntary case under the U.S. bankruptcy code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, under any such law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or make a general assignment for the benefit of creditors;

(viii) merge or consolidate the Company or any Subsidiary with another Person where such merger or consolidation results in the Holder receiving less than the proceeds pursuant to Section 4(e) of this Note;

(ix) effect an initial public offering and sale of any Equity Securities pursuant to an effective registration statement under the Securities Act;

(x) enter into any new material line of business, other than within home furnishings or home décor, or discontinue the business of the Company;

(xi) acquire, through any transaction or series of related transactions, voting securities or assets of any Person, in each case where the maximum consideration paid or payable by the Company consists of more than $25,000 of the amount set forth or reserved for in the then Approved Budget and Business Plan (other than purchases of inventory or equipment in the ordinary course of business);

(xii) enter into or amend any agreement which (a) obligates the Company to make payments (contingent or otherwise) of, or payments to, the Company in excess of $500,000 per annum, except for such agreements that are contemplated contained in the then Approved Budget and Business Plan; or (b) restricts the Company from (1) engaging in any aspect of its business, (2) participating or competing in any line of business, market or geographic area, (3) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), or (4) soliciting potential employees, independent contractors or other suppliers or customers;

(xiii) enter into or amend any (i) employment, deferred compensation, severance, retirement or other similar agreement with any employee (in each case, other than (A) ordinary course offer letters with respect to employees earning a salary of $200,000 or less, or (B) any agreement with an employee to fill a position that has been set forth or reserved for in the then-approved Approved Budget and Business Plan, provided that the salary for such employee does not exceed ten percent (10%) of the salary set forth in such Approved Budget and Business Plan) and (ii) compensation arrangement or agreement with any director, officer, manager or other executive level employee (at a vice president level or above) (including the issuance of Incentive Shares to any such person);

(xiv) undertake any capital expenditure in an aggregate amount exceeding $150,000 unless set forth in such Approved Budget and Business Plan;

(xv) initiate, settle or compromise any suit, action, arbitration or other proceeding (whether administrative, civil or criminal, in law or in equity, or before a governmental authority or private arbitrator or mediator) involving (i) a claim by or against or potential award or loss to the Company or any of its Subsidiaries in excess of $225,000 or (ii) a claim against the Company or any of its Subsidiaries which would be reasonably likely to result in a material restriction or limitation on a material portion of the Company’s Business; provided, for the avoidance of doubt, that the consent of the Holder with respect to any such proceeding may not be unreasonably delayed, conditioned, or withheld;

(xvi) adopt, or modify in any material respect, any significant tax or accounting policy of the Company or any of its Subsidiaries;

(xvii) change the tax status of the Company or any Subsidiary;

(xviii) adopt, or modify in any material respect, any tax policy of the Company that differ from those in effect on the date hereof; or

(xix) enter into any agreement or otherwise obligate the Company or any Subsidiary to do any of the foregoing, or permit any Subsidiary to take any of the foregoing actions.

(b) So long as this Note remains outstanding, not later than thirty (30) days following the end of each fiscal year of the Company, the Company shall prepare and submit to the Holder for its approval by the Holder, a proposed annual budget and business/operating plan for the Company and its Subsidiaries, in reasonable detail, for the immediately succeeding fiscal year (collectively, the “Proposed Budget and Business Plan”). The Holder shall review the Proposed Budget and Business Plan and either (x) approve the Proposed Budget and Business Plan, (y) request additional information with respect to the Proposed Budget and Business Plan or (z) propose changes to each line item of the Proposed Budget and Business Plan to which it objects. Reasonably promptly following receipt of any request for additional information, the Company shall provide the additional information reasonably requested by the Holder, and thereafter, the Company shall cooperate, in good faith, with the Holder to finalize any disputed line item in the Proposed Budget and Business Plan. If the Holder and the Company cannot agree on a disputed line item, the Holder shall provide a written rationale for its objection (e-mail is sufficient). If the Proposed Budget and Business Plan for any fiscal year is not approved by the Holder in accordance with this Section 6(b) within fifteen (15) days after receipt of such, then the Proposed Budget and Business Plan for such fiscal year (including any modifications agreed to by the Company and the Holder in accordance with this Section 6(b) shall be deemed the Approved Budget and Business Plan for such fiscal year; provided, however, that subject to the proviso of the second sentence of this Section 6(b), if any line items or other matters (excluding for such purpose, any line items or matters with respect to capital expenditures – other than such expenditures or items: required in connection with emergent or unforeseen circumstances, necessary to maintain the Company’s property in good operating condition, or necessary to comply with contractual commitments or extraordinary items) therein remain in dispute by the Company and the Holder, then until such time as such line items or matters are approved by the Holder, the Company shall be entitled to spend on such disputed line items or matters (excluding for such purpose, any line items or matters with respect to capital expenditures or extraordinary items – other than such expenditures or items required: in connection with emergent or unforeseen circumstances, necessary to maintain the Company’s property in good operating condition, or necessary to comply with contractual commitments or extraordinary items), in the aggregate, a dollar amount equal the greater of (x) one hundred ten percent (110%) and (y) the CPI increase for such year of the Approved Budget and Business Plan for the preceding fiscal year for such line item; provided that the exception for amounts set forth in the Approved Budget and Business Plan shall only apply if the Company’s revenues are at least ninety percent (90%) of the revenue targets set forth in the applicable Approved Budget and Business Plan. Any modifications to any Approved Budget and Business Plan (other than in connection with a Permitted Variance) shall require the approval of the Holder. For purposes of this Agreement, each Proposed Budget and Business Plan for the Company and its Subsidiaries as initially approved in accordance with this Section 6(b) and each such budget as modified in accordance with this Section 6(b) shall be referred to herein as the “Approved Budget and Business Plan.” The Approved Budget and Business Plan shall be suspended at any time in which the Company’s revenues are less than ninety percent (90%) of the revenue targets set forth in such Approved Budget and Business Plan. For purposes of determining whether the Company’s revenues are at least ninety percent (90%) of the revenue targets set forth in the Approved Budget and Business Plan, calculations shall be made as of the last day of the fiscal quarter ended prior to the date of determination.

“Permitted Variance” means, with respect to any fiscal year of the Company, an expenditure made outside of the annual Approved Budget and Business Plan (as defined below) for such fiscal year, that, in each case, is authorized by the Board of Directors of the Company and either (i) arises as a result of emergent and unforeseen circumstances in which the Board of Directors of the Company, in its reasonable and good faith discretion, determines that such expenditure is necessary in order to prevent an adverse effect on the Company or any of its Subsidiaries and to which the Holder has expressly consented in advance (such consent not to be unreasonably withheld, conditioned or delayed), provided that if the Holder has not responded to the Board of Manager’s written request (e-mail is sufficient) for consent to any such expenditure (which request shall include in capital letters the emergent nature thereof) within forty-eight (48) hours after receipt thereof, the Holder shall be deemed to have consented to such expenditure; or (ii) constitutes a variance of less than twenty percent (20%) of any line item or ten percent (10%) in the aggregate in the case of the total capital budget or total operating budget for such period.

(c) Without limiting any of the provisions contained in clause (b) above, if: (i) the Company’s LTM EBITDA for the period ended December 31, 2026 is less than one million dollars ($1,000,000); or (ii) (x) the Company’s LTM EBITDA for the period ended June 30, 2027 is less than one million seven hundred fifty thousand dollars ($1,750,000) and (y) Holder has elected to convert the this Note and the Company has exercised the Second Deferral Right, then in either case, Holder shall be permitted to cause the Company to appoint replacements for any or all of the Company’s executive officers, it being acknowledged and agreed that such replacement shall be deemed not to constitute termination “for Cause” or any similar construct under any currently existing or future employment agreement or other agreement incorporating such concept.

7. Board Rights. For so long as this Note remains outstanding, the Holder shall have the right to designate two (2) members of the Company’s Board of Directors, and the Company shall not increase the size of the Board of Directors to more than seven (7).

8. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) The failure of the Company to pay any amounts due under this Note or any of the other Transaction Documents more than five (5) business days past when due;

(b) The Company’s material breach of any representations, warranties or covenants of the Company under the Transaction Documents (provided, however, if the Company is reasonably capable of curing such breach within thirty (30) days after its receipt of written notice of such breach, an Event of Default shall not occur hereunder unless and until the Company has failed to cure such breach within such thirty (30) day period);

(c) Any material provision of any Transaction Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder;

(d) The filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof; or

(e) Any Liens created hereunder or any other Transaction Document shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holder, free and clear of all other Liens other than Permitted Liens.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Note shall become immediately due and payable upon election of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. Upon the occurrence of any Event of Default, upon election of the Holder, the Holder may pursue any available remedy, whether at law or in equity, in respect of the Collateral. The rights provided for in this Note and the other Transaction Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

9. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10. Amendments in Writing. Any term of this Note may be amended, modified or waived upon the written consent of the Company and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

11. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

12. No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof, the Company will not, by amendment of its corporate documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or to deprive the Holder of the practical economic benefits hereof, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights and economic benefits of the Holder hereunder against impairment.

13. Governing Law; Jurisdiction; Venue. Sections 9.3 and 9.14 of the Purchase Agreement are hereby incorporated by reference as if fully set forth herein.

14. Tax Matters. The parties acknowledge and agree that, at all times prior to the Conversion Date while this Note is outstanding, for United States federal and state income tax purposes, this Note is, and at all times has been, intended to be characterized as equity for all purposes under the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this Note consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

15. Costs. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

16. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address set forth on the books and records of the Company or at such other place as may be designated by the Holder in writing to the Company, and to the Company to its CEO at smazzucchelli@coyuchi.com and to its CFO at nkee@coyuchi.com, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 16. If notice is given to the Holder, a copy, which itself shall not constitute notice, shall also be sent to Davis, Malm & D’Agostine, P.C., One Boston Place, 37th Floor, Boston, MA 02108, Attn: Daniel T. Janis, Esq., or electronically to djanis@davismalm.com. If notice is given to the Company, a copy, which itself shall not constitute notice, shall also be sent to GCA Law Partners LLP, 2570 W. El Camino Real, Suite 400, Mountain View, CA 94040, Attn: Clifford S. Robbins, or electronically to crobbins@gcalaw.com.

17. Successors and Assigns. This Note shall be binding upon the successors and permitted assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.

18. Secured Obligation. This Note is secured by a security interest in the Collateral. Pursuant to the terms and provisions of the Purchase Agreement, and in such agreement the Company grants the Holder certain rights with respect to such Collateral upon an Event of Default.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of the date first above written.

COYUCI, INC.

By:	/s/ Silvia Mazzucchelli
Name:	Silvia Mazzucchelli
Title:	Chief Executive Officer

Acknowledged and Agreed:

HOME DECOR BRANDS, LLC

By:	/s/ Carson Biederman
Name:	Carson Biederman
Title:	President

[SIGNATURE PAGE TO HOME DECOR BRANDS, LLC – COYUCHI, INC. – CONVERTIBLE NOTE]

Exhibit I-A

Amended Charter – Conversion into Minority Position

[See attached.]

[Minority Position – Final Form]

SIXTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COYUCHI, INC.

The undersigned, Victoria Williams Grahan and Ranjeet Bhatia, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Coyuchi, Inc., a California corporation with California Entity Number 1521269.

2. The Amended and Restated Articles of Incorporation of this corporation shall be further amended and restated to read in full as follows:

I.

The name of this corporation is Coyuchi, Inc. (the “Company”).

II.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

Intentionally Omitted.

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [100,300,000] shares, [56,600,000] shares of which shall be Common Stock (the “Common Stock”) and [43,700,000] shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.00001 per share, and the Common Stock shall have a par value of $0.00001 per share.

B. Intentionally Omitted.

C. 1,100,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 16,000,000 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), 18,600,000 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”), 8,000,000 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”) and [                 ] of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred” and collectively with the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1.	Dividend Rights.

(a) The holders of shares of Series Preferred shall be entitled to receive dividends, out of any assets legally available therefor, at a rate equal to 4% of the applicable Original Issue Price (as defined below), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of the Company, payable when, as and if declared by the Board of Directors. In the event that the amount of dividends declared by the Board of Directors shall be insufficient to permit payment of the full dividends, such dividends will be paid ratably to each holder of Series Preferred in proportion to the dividend amounts to which each holder of Series Preferred is entitled as provided herein. In the event dividends or other distributions are paid on any shares of Common Stock, a similar dividend or distribution shall be paid with respect to all outstanding shares of Series Preferred (on an as-if-converted to Common Stock basis). The right to dividends on shares of the Common Stock and Series Preferred shall not be cumulative, and no right shall accrue to holders of the Common Stock or Series Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

(b) The “Original Issue Price” of the Series A Preferred shall be $1.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B Preferred shall be $0.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series C Preferred shall be $3.60 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series D Preferred shall be $0.46 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series E Preferred shall be [$____] per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof)

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2.	Voting Rights.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for each stockholders’ meeting or the effective date of each written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

(b) Separate Vote of Series A Preferred. For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series A Preferred (a “Series A Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series A Preferred shall not be deemed a Series A Preferred Adverse Change;

(ii) Any increase or decrease in the authorized number of shares of Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series A Preferred;

(iv) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3);

(vi) Any voluntary dissolution, liquidation or winding up of the Company; or

(vii) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

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(c) Separate Vote of Series B Preferred. For so long as at least 1,000,000 shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series B Preferred (a “Series B Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series B Preferred shall not be deemed a Series B Preferred Adverse Change;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series B Preferred;

(iii) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof); or

(iv) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(d) Separate Vote of Series E Preferred. For so long as at least [                             ] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series E Preferred (a “Series E Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series E Preferred shall not be deemed a Series E Preferred Adverse Change;

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(ii) Any increase or decrease in the authorized number of shares of Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series E Preferred;

(iv) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition;

(vi) Any voluntary dissolution, liquidation or winding up of the Company; or

(vii) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(e) Election of Board of Directors.

(i) For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect 2 members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as at least [                          ] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series E Preferred, voting as a separate class, shall be entitled to elect two members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

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(iii) The holders of Common Stock and Preferred Stock other than Series A Preferred and Series E Preferred, voting together as one class, shall be entitled to elect the remaining members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

3.	Liquidation Rights.

(a) Upon (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a merger, consolidation or sale of voting control or other corporate reorganization in which the stockholders of the Company immediately prior to such transaction do not own securities representing a majority of the voting power of the surviving entity or its parent immediately following such transaction, but excluding (x) any transaction effected exclusively to change the domicile of the Company, or (y) any transaction effected principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof (an “Acquisition”), or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”) (items (i), (ii) and (iii), each a “Liquidation Event”), prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Common Stock or any other capital stock of the Company, the holders of Series E Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series E Preferred held by them, an amount per share of Series E Preferred equal to the greater of (1) the Original Issue Price of such Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series E Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series E Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above, but prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Common Stock or any other capital stock of the Company, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series D Preferred held by them, an amount per share of Series D Preferred equal to the greater of (1) the Original Issue Price of such Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series D Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(c) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above and to the holders of shares of Series D Preferred required by Section 3(b) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Series B Preferred, Common Stock or any other capital stock of the Company, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the greater of (1) the Original Issue Price of such Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series C Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred and Series C Preferred required by Section 3(a), Section 3(b) and Section 3(c) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Common Stock or any other capital stock of the Company, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series B Preferred held by them, an amount per share of Series B Preferred equal to the greater of (1) the Original Issue Price of such Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series B Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in this Section 3(d), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(e) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred required by Section 3(a), Section 3(b), Section 3(c) and Section 3(d) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Common Stock or any other capital stock of the Company, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the greater of (1) the Original Issue Price of such Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series A Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(e), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(f) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series Preferred required by Sections 3(a), 3(b), 3(c), 3(d) and 3(e) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such transaction), if any, shall be distributed ratably to the holders of the Common Stock.

(g) In any Acquisition or Asset Transfer, (i) if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors on the date such determination is made and (ii) any payments or proceeds that could be made or distributed following the closing of any Acquisition or Asset Transfer as the result of termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter’s or appraisal rights, shall be treated for the purposes of this Section 3 as if paid at the closing of such Acquisition or Asset Transfer.

4.	Conversion Rights.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect for such series of Series Preferred (determined as provided in Section 4(b)) by the number of shares of such series of Series Preferred being converted.

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(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of any series of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

(c) Series Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the “Series A Preferred Conversion Price”), the conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the “Series B Preferred Conversion Price”), the conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the “Series C Preferred Conversion Price”), the conversion price for the Series D Preferred shall initially be the Original Issue Price of the Series D Preferred (the “Series D Preferred Conversion Price”) and the conversion price for the Series E Preferred shall initially be the Original Issue Price of the Series E Preferred (the “Series E Preferred Conversion Price” and collectively with the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price and the Series D Preferred Conversion Price, the “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of any series of Series Preferred, the Series Preferred Conversion Price then in effect for any such series of Series Preferred shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

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(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f) or 4(g) above, for an Effective Price (as defined below) less than any then effective Series Preferred Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, such existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to: (1) the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to any Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 4(h) shall be rounded to the nearest $0.01 per share. Any adjustment otherwise required by this Section 4(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to such Series Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section 4(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

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(iv) For the purpose of the adjustment required under this Section 4(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than any Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price (as defined below) shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

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(D) No further adjustment of any Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(v) For the purpose of making any adjustment to any Series Preferred Conversion Price required under this Section 4(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred or as a dividend or distribution on the Series Preferred;

(B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(C) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or other Convertible Securities outstanding as of the Original Issue Date;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, purchase of substantially all of the assets, consolidation, acquisition, strategic alliance or similar business combination transaction; provided that the issuance of shares therein has been approved by the Board of Directors;

(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, credit agreements, real property leasing arrangement, or debt financing from a bank, equipment lessor, landlord or similar institution; provided that the issuance of shares therein has been approved by the Board of Directors;

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(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board of Directors;

(G) shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, customer, vendor or distribution arrangements or (ii) collaboration, technology transfer or development arrangements, including technology licenses; provided that the issuance of shares therein has been approved by the Board of Directors;

(H) shares of Common Stock issued in a registered public offering under the Securities Act, pursuant to which all outstanding shares of Series Preferred are automatically converted to Common Stock;

(I) shares of Series E Preferred; and

(J) shares of Common Stock or Convertible Securities issued in connection with any transaction or issuance approved unanimously by the Board of Directors, such approving vote or consent specifically providing that such shares shall not be considered Additional Shares of Common Stock hereunder.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issuance under this Section 4(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

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(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least 10 days (or such shorter period approved by the holders of at least a majority of the outstanding Series Preferred) prior to the record date for any event specified in clause (i) above, or the effective date for any event specified in clause (ii) above, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time with the approval, by affirmative vote or written consent, of the holders of not less than a majority of the outstanding shares of the Series Preferred voting together as a single class, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.60 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00, or (C) immediately upon the Common Stock becoming listed for trading on a U.S. registered national securities exchange, including but not limited to The Nasdaq Capital Market. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

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(ii) Upon the occurrence of any of the events specified in Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board of Directors) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

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5.	No Reissuance Of Series Preferred.

No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. The Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

*  *  *

3. The foregoing amendment and restatement was duly approved by the Board of Directors of the corporation.

4. The foregoing amendment and restatement was duly approved by the required vote of the shareholders of this corporation in accordance with Sections 603 and 903 of the CGCL. The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was 12,282,616 shares of Common Stock, 512,789 shares of Series A Preferred, 6,036,922 shares of Series B Preferred and 6,220,911 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock, a majority of the total number of outstanding Series A Preferred, a majority of the total number of outstanding Series B Preferred, a majority of the total number of outstanding Series C Preferred and a majority of the total number of outstanding shares of Series D Preferred Stock.

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The undersigned certifies under penalty of perjury under the laws of the State of California that they have read the foregoing Sixth Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

Dated: [                    , 202_]

Victoria Williams Grahan, President

Ranjeet Bhatia, Secretary

Exhibit I-B

Amended Charter – Conversion into Majority Position

[See attached.]

[Majority Position – Final Form]

SIXTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COYUCHI, INC.

The undersigned, Victoria Williams Grahan and Ranjeet Bhatia, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Coyuchi, Inc., a California corporation with California Entity Number 1521269.

2. The Amended and Restated Articles of Incorporation of this corporation shall be further amended and restated to read in full as follows:

I.

The name of this corporation is Coyuchi, Inc. (the “Company”).

II.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

Intentionally Omitted.

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [100,300,000] shares, [56,600,000] shares of which shall be Common Stock (the “Common Stock”) and [43,700,000] shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.00001 per share, and the Common Stock shall have a par value of $0.00001 per share.

B. Intentionally Omitted.

C. 1,100,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 16,000,000 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), 18,600,000 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”), 8,000,000 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”) and [_____________] of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred” and collectively with the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1.	Dividend Rights.

(a) The holders of shares of Series Preferred shall be entitled to receive dividends, out of any assets legally available therefor, at a rate equal to 4% of the applicable Original Issue Price (as defined below), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of the Company, payable when, as and if declared by the Board of Directors. In the event that the amount of dividends declared by the Board of Directors shall be insufficient to permit payment of the full dividends, such dividends will be paid ratably to each holder of Series Preferred in proportion to the dividend amounts to which each holder of Series Preferred is entitled as provided herein. In the event dividends or other distributions are paid on any shares of Common Stock, a similar dividend or distribution shall be paid with respect to all outstanding shares of Series Preferred (on an as-if-converted to Common Stock basis). The right to dividends on shares of the Common Stock and Series Preferred shall not be cumulative, and no right shall accrue to holders of the Common Stock or Series Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

(b) The “Original Issue Price” of the Series A Preferred shall be $1.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B Preferred shall be $0.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series C Preferred shall be $3.60 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series D Preferred shall be $0.46 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series E Preferred shall be [$          ] per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof)

2.	Voting Rights.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for each stockholders’ meeting or the effective date of each written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

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(b) Separate Vote of Series A Preferred. For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series A Preferred (a “Series A Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series A Preferred shall not be deemed a Series A Preferred Adverse Change;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges that are both (x) senior to or on a parity with the Series A Preferred but (y) not senior to or on a parity with the Series E Preferred;

(iii) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof); or

(iv) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

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(c) Separate Vote of Series B Preferred. For so long as at least 1,000,000 shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series B Preferred (a “Series B Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series B Preferred shall not be deemed a Series B Preferred Adverse Change;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges that are both (x) senior to or on a parity with the Series B Preferred but (y) not senior to or on a parity with the Series E Preferred;

(iii) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof); or

(iv) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(d) Separate Vote of Series E Preferred. For so long as at least [                  ] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series E Preferred (a “Series E Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series E Preferred shall not be deemed a Series E Preferred Adverse Change;

(ii) Any increase or decrease in the authorized number of shares of Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series E Preferred;

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(iv) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition;

(vi) Any voluntary dissolution, liquidation or winding up of the Company; or

(vii) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(e) Election of Board of Directors.

(i) For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect 2 members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as at least [                         ] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series E Preferred, voting as a separate class, shall be entitled to elect five members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) The holders of Common Stock and Preferred Stock other than Series A Preferred and Series E Preferred, voting together as one class, shall be entitled to elect the remaining members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

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3.	Liquidation Rights.

(a) Upon (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a merger, consolidation or sale of voting control or other corporate reorganization in which the stockholders of the Company immediately prior to such transaction do not own securities representing a majority of the voting power of the surviving entity or its parent immediately following such transaction, but excluding (x) any transaction effected exclusively to change the domicile of the Company, or (y) any transaction effected principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof (an “Acquisition”), or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”) (items (i), (ii) and (iii), each a “Liquidation Event”), prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Common Stock or any other capital stock of the Company, the holders of Series E Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series E Preferred held by them, an amount per share of Series E Preferred equal to the greater of (1) the Original Issue Price of such Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series E Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series E Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above, but prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Common Stock or any other capital stock of the Company, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series D Preferred held by them, an amount per share of Series D Preferred equal to the greater of (1) the Original Issue Price of such Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series D Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(c) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above and to the holders of shares of Series D Preferred required by Section 3(b) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Series B Preferred, Common Stock or any other capital stock of the Company, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the greater of (1) the Original Issue Price of such Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series C Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred and Series C Preferred required by Section 3(a), Section 3(b) and Section 3(c) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Common Stock or any other capital stock of the Company, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series B Preferred held by them, an amount per share of Series B Preferred equal to the greater of (1) the Original Issue Price of such Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series B Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in this Section 3(d), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(e) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred required by Section 3(a), Section 3(b), Section 3(c) and Section 3(d) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Common Stock or any other capital stock of the Company, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the greater of (1) the Original Issue Price of such Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series A Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(e), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(f) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series Preferred required by Sections 3(a), 3(b), 3(c), 3(d) and 3(e) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such transaction), if any, shall be distributed ratably to the holders of the Common Stock.

(g) In any Acquisition or Asset Transfer, (i) if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors on the date such determination is made and (ii) any payments or proceeds that could be made or distributed following the closing of any Acquisition or Asset Transfer as the result of termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter’s or appraisal rights, shall be treated for the purposes of this Section 3 as if paid at the closing of such Acquisition or Asset Transfer.

4.	Conversion Rights.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect for such series of Series Preferred (determined as provided in Section 4(b)) by the number of shares of such series of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of any series of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

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(c) Series Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the “Series A Preferred Conversion Price”), the conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the “Series B Preferred Conversion Price”), the conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the “Series C Preferred Conversion Price”), the conversion price for the Series D Preferred shall initially be the Original Issue Price of the Series D Preferred (the “Series D Preferred Conversion Price”) and the conversion price for the Series E Preferred shall initially be the Original Issue Price of the Series E Preferred (the “Series E Preferred Conversion Price” and collectively with the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price and the Series D Preferred Conversion Price, the “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of any series of Series Preferred, the Series Preferred Conversion Price then in effect for any such series of Series Preferred shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

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(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f) or 4(g) above, for an Effective Price (as defined below) less than any then effective Series Preferred Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, such existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to: (1) the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to any Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 4(h) shall be rounded to the nearest $0.01 per share. Any adjustment otherwise required by this Section 4(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to such Series Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section 4(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

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(iv) For the purpose of the adjustment required under this Section 4(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than any Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price (as defined below) shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) No further adjustment of any Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

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(v) For the purpose of making any adjustment to any Series Preferred Conversion Price required under this Section 4(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred or as a dividend or distribution on the Series Preferred;

(B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(C) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or other Convertible Securities outstanding as of the Original Issue Date;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, purchase of substantially all of the assets, consolidation, acquisition, strategic alliance or similar business combination transaction; provided that the issuance of shares therein has been approved by the Board of Directors;

(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, credit agreements, real property leasing arrangement, or debt financing from a bank, equipment lessor, landlord or similar institution; provided that the issuance of shares therein has been approved by the Board of Directors;

(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board of Directors;

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(G) shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, customer, vendor or distribution arrangements or (ii) collaboration, technology transfer or development arrangements, including technology licenses; provided that the issuance of shares therein has been approved by the Board of Directors;

(H) shares of Common Stock issued in a registered public offering under the Securities Act, pursuant to which all outstanding shares of Series Preferred are automatically converted to Common Stock;

(I) shares of Series E Preferred; and

(J) shares of Common Stock or Convertible Securities issued in connection with any transaction or issuance approved unanimously by the Board of Directors, such approving vote or consent specifically providing that such shares shall not be considered Additional Shares of Common Stock hereunder.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issuance under this Section 4(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

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(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least 10 days (or such shorter period approved by the holders of at least a majority of the outstanding Series Preferred) prior to the record date for any event specified in clause (i) above, or the effective date for any event specified in clause (ii) above, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time with the approval, by affirmative vote or written consent, of the holders of not less than a majority of the outstanding shares of the Series Preferred voting together as a single class, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.60 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00, or (C) immediately upon the Common Stock becoming listed for trading on a U.S. registered national securities exchange, including but not limited to The Nasdaq Capital Market. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

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(ii) Upon the occurrence of any of the events specified in Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board of Directors) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

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5.	No Reissuance Of Series Preferred.

No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. The Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

*       *       *

3. The foregoing amendment and restatement was duly approved by the Board of Directors of the corporation.

4. The foregoing amendment and restatement was duly approved by the required vote of the shareholders of this corporation in accordance with Sections 603 and 903 of the CGCL. The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was 12,282,616 shares of Common Stock, 512,789 shares of Series A Preferred, 6,036,922 shares of Series B Preferred and 6,220,911 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock, a majority of the total number of outstanding Series A Preferred, a majority of the total number of outstanding Series B Preferred, a majority of the total number of outstanding Series C Preferred and a majority of the total number of outstanding shares of Series D Preferred Stock.

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The undersigned certifies under penalty of perjury under the laws of the State of California that they have read the foregoing Sixth Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

Dated: [              , 202_]

Victoria Williams Grahan, President

Ranjeet Bhatia, Secretary